Exhibit 99.(c)(4)

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Heron Stock Price Performance

Stock Price Performance - August 31, 2004 - October 14, 2005
Stock Price
$47
$44
$41
$38
$35
$32
$29
Volume in Thousands
28,000
24,000
20,000
16,000
12,000
8,000
4,000
0
8/31/04
10/28/04
12/25/04
2/22/05
4/21/05
6/19/05
8/16/05
10/14/05
Volume
Heron Price Close (+2.3%)
October 5, 2004
Announces that manufacturing license in the U.K. has been suspended for 3 months. Also lowers 2004 net income forecast as a result of the suspension
October 20, 2004
Announces 3rd quarter EPS of $0.26, exceeding First Call consensus estimate by $0.20
January 2, 2005
Announces 4th quarter EPS of ($0.04), underperforming First Call consensus estimate by $0.14
March 2, 2005
Announces that suspension for manufacturing Fluvirin has been lifted
April 27, 2005
Announces 1st quarter EPS of $0.04, underperforming First Call consensus estimate by $0.13
May 19, 2005
Announces development and commercialization agreement with Enanta on HCV therapeutics
July 15, 2005
Announces "Approvable" Letter for PULMINIQ from FDA
July 27, 2005
Announces 2nd quarter EPS of $0.08, underperforming First Call consensus estimate by $0.08
August 31, 2005
Announces favorable results of FDA inspection of Fluvirin manufacturing facility
September 1, 2005
Announces it has received an offer from Neptune to acquire the 58% of Heron it does not currently own
October 13, 2005
Announces the FDA has approved the first three lots of its flu vaccine for distribution

DRAFT

1

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Heron Stock Price Performance Compared to Relevant Indices

Stock Price Performance - August 31, 2004 - October 14, 2005

150%
140%
130%
120%
110%
100%
90%
80%
70%
60%
8/31/04
10/28/04
12/25/04
2/22/05
4/21/05
6/19/05
8/16/05
10/14/05
Heron
NASDAQ
AMEX Biotech Index
Large Cap Biotech
Large Cap Biotech (excl. DNA)
Large Pharma

DRAFT

2

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Heron's Valuation Parameters

Assessment of Valuation [1]

$

Unaffected Share Price $36.44
Current Offer Price $40.00
Implied Premium / (Discount) to Unaffected Share Price ($36.44)
Market Metrics
52-Week Trading Range
29.00
46.00
(20.4)% – 26.2%
Analyst Price Targets (2)
28.57
39.29
(21.6)% – 7.8%
Affected Analyst Price Targets (3)
37.00
48.00
1.5% – 31.7%
Primary Financial Analysis
Selected Companies
Multiple-Based: 19.0x – 25.0x 2006 P/E
Company Forecast 2006 EPS $1.58
30.02
39.50
(17.6)% – 8.4%
Street Forecast 2006 EPS $1.83
34.77
45.75
(4.6)% – 25.6%
Multiple-Based: 17.0x – 23.0x 2007 P/E
Company Forecast 2007 EPS $1.91
32.47
43.93
(10.9)% – 20.6%
Street Forecast 2007 EPS $2.02
34.34
46.46
(5.8)% – 27.5%
10-Year Discounted Cash Flow
Management Projections
Perpetual Growth: 2.0% – 4.0%
Discount Rate: 10.0% – 12.0%
35.14
39.81
46.19
54.31
9.2% – 26.8%
(3.6)% – 49.0%
Sum-of-the-Parts – Management Projections
Perpetual Growth: Varies by Segment (4)
Discount Rate: 10.0 – 12.0%
33.60
38.11
44.12
52.19
4.6% – 21.1%
(7.8)% – 43.2%
20.00
30.00
40.00
50.00
60.00
70.00
11% Discount Rate

3

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Discounted Cash Flow Sensitivity Analysis

Deviation from Midpoint Valuation (1)

$

DRAFT

	% from Base Value ($42.65)
Overall Company	
Discount Rate -/+1.0% (Base 11.0%)	(12.7)% – 15.8%
Perpetual Growth Rate -/+1.0% (Base 3.0%)	(6.7)% – 8.3%
Portfolio	
TFPI Probability 0% – 100% *Current: 61%*	(25.3)% – 15.6%
Flu Cell Culture Probability 0% – 100% *Current: U.S. – 30%; Europe – 75%*	(8.8)% – 13.1%
Increase U.S. FCC POS to 60%	0.0% – 5.2%
Flu Cell Culture Probability 0% with Increase in Egg Flu Penetration	(5.2)% – 0.0%

(5.41)
6.74
(2.84)
3.55
(10.80)
6.65
(3.76)
5.58
0.00
2.20
(2.23)
0.00
(15.00)
(10.00)
(5.00)
0.00
5.00
10.00
15.00

Source: Heron Management Forecast as of August 2005

4

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Heron Sum-of-the-Parts Analysis

Perpetual Growth Methodology (1)

Sum-of-the-Parts Valuation

$

60.00
50.00
40.00
30.00
20.00
10.00
0.00
7.75
14.86
15.21
3.40
(0.46)
40.76
(4.32)
36.44
BioPharma (3)
Vaccines (3)
Blood Testing (3)
Corporate (3) Royalties
Net Debt
Total Sum of the Parts Value
Difference Between Sum of the Parts and Market
Market Value Prior to Announcement (2)

DRAFT

Source: Heron Management Forecast as of August 2005

5

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Selected Companies Analysis

(in millions, except per share amounts)

Company	Stock Price 10/14/2006	% Of 52-Week High	Equity Value	Enterprise Value	Revenue Multiple CY 2006E	Revenue Multiple CY 2007E	NOPAT Multiple LTM	P/E CY 2006E	P/E CY 2007E	Long-Term EPS Gr.	PEG CY 2006E	PEG CY 2007E
Large Cap Biotech												
Amgen	$75.75	87.1%	$94,506	$94,413	6.6x	5.5x	18.8x	20.8x	18.6x	16.4%	1.27x	1.12x
Biogen Idec	38.02	84.3%	13,003	11,244	4.3	3.9	22.9	19.1	17.7	14.2%	1.34	1.25
Celgene	51.70	87.5%	18,430	9,707	13.1	9.8	NM	61.7	34.9	47.2%	1.09	0.74
Genentech	83.00	89.8%	93,248	92,821	10.7	8.4	NM	47.4	36.0	33.9%	1.40	1.06
Genzyme	68.80	94.2%	18,617	18,068	5.7	5.1	34.4	25.6	22.5	19.1%	1.34	1.18
Gilead Sciences	67.42	88.8%	22,432	20,643	9.1	8.1	37.0	27.2	24.4	19.7%	1.38	1.23
MedImmune	32.93	84.1%	8,243	6,977	5.1	4.4	NM	72.9	46.3	25.9%	2.81	1.79
			Mean		7.8x	6.6x	28.3x	37.3x	28.6x	25.2%	1.52x	1.20x
			Median		6.6	6.9	28.7	27.2	24.4	19.7%	1.34	1.18
			High		13.1	9.8	37.0	72.9	46.3	47.2%	2.81	1.79
			Low		4.3	3.9	18.8	19.1	17.7	14.2%	1.09	0.74

(in millions, except per share amounts)

Company	Stock Price 10/14/2006	% Of 52-Week High	Equity Value	Enterprise Value	Revenue Multiple CY 2006E	Revenue Multiple CY 2007E	NOPAT Multiple LTM	P/E CY 2006E	P/E CY 2007E	Long-Term EPS Gr.	PEG CY 2006E	PEG CY 2007E
BioPharma & Blood Testing												
Abbott Laboratories	$42.64	88.3%	$66,631	$70,233	3.1x	3.0x	20.3x	19.2x	14.0x	9.6%	1.65x	1.46x
Bayer AG	36.37	94.7%	26,560	36,249	1.0	1.0	25.3	12.9	16.2	7.0%	1.84	2.31
Johnson & Johnson	63.70	91.0%	191,744	181,162	3.3	3.1	18.7	16.9	15.3	11.2%	1.51	1.37
Roche Holdings	146.37	97.0%	126,413	125,094	4.1	3.7	24.7	24.3	19.3	14.3%	1.70	1.35
BioPharma & Vaccines												
GlaxoSmithKline	$26.17	98.6%	$150,109	$152,221	3.8	3.6	17.2	17.1	15.4	6.4%	2.68	2.40
MedImmune	32.93	84.1%	8,243	6,977	5.1	4.4	NM	72.9	46.3	25.9%	2.81	1.79
Merck & Co.	27.16	76.2%	89,704	86,248	2.6	2.6	12.3	11.3	11.3	4.3%	2.65	2.65
Sanofi Aventis	84.43	92.6%	115,491	131,728	3.7	3.5	NM	14.0	12.5	11.5%	1.22	1.08
Wyeth	45.09	96.0%	60,762	62,549	3.1	2.9	16.7	14.4	13.5	7.1%	2.04	1.91
			Mean		3.4x	3.1x	19.6x	21.8x	17.9x	11.0%	2.0x	1.8x
			Median		3.5	3.1	19.5	16.4	15.3	10.4%	1.8	1.6
			High		5.1	4.4	25.3	72.9	46.3	25.9%	2.8	2.7
			Low		1.0	1.0	12.3	11.3	11.3	4.3%	1.2	1.1

(in millions, except per share amounts)

Company	Stock Price 10/14/2006	% Of 52-Week High	Equity Value	Enterprise Value	Revenue Multiple CY 2006E	Revenue Multiple CY 2007E	NOPAT Multiple LTM	P/E CY 2006E	P/E CY 2007E	Long-Term EPS Gr.	PEG CY 2006E	PEG CY 2007E
Blood Testing												
Beckman Coulter	$49.97	82.1%	$3,178	$3,284	1.5x	1.4x	16.0x	16.5x	14.0x	13.9%	1.19x	1.01x
Bio-Rad Laboratories	55.65	88.9%	1,487	1,601	1.3	NA	18.2	15.5	NM	10.0%	1.55	NM
Biosite	64.92	96.2%	1,229	1,109	3.6	3.2	22.8	20.7	19.9	16.2%	1.28	1.23
Cytyc	25.26	87.0%	2,912	3,066	5.1	4.3	28.3	21.1	17.1	18.9%	1.12	0.90
Dade Behring Holdings	34.63	89.6%	1,884	1,941	1.1	1.1	14.1	24.0	22.8	18.0%	1.33	1.27
Digene	29.53	91.5%	601	566	3.1	2.6	78.3	39.5	20.1	30.0%	1.32	0.67
Diagnostic Products	60.37	87.3%	1,803	1,430	2.6	2.4	22.9	16.8	16.2	17.8%	0.94	0.88
Gen-Probe	42.50	80.0%	2,211	2,009	6.9	6.1	42.0	28.9	23.9	21.6%	1.34	1.11
Immucor	23.78	66.1%	1,109	1,087	4.5	NA	39.8	30.4	NM	23.3%	0.87	NM
TriPath Imaging	7.00	73.5%	272	291	2.2	1.4	NM	29.4	9.9	37.5%	0.78	0.26
Ventana Medical System	36.87	82.0%	1,440	1,374	5.7	NM	61.3	36.2	25.3	25.6%	1.37	0.99
			Mean		3.3x	2.7x	34.4x	24.4x	18.7x	21.2%	1.19x	0.92x
			Median		3.1	2.6	28.6	21.1	19.9	18.9%	1.28	0.99
			High		6.9	6.1	78.3	39.5	25.3	37.5%	1.55	1.27
			Low		1.1	1.1	14.1	15.5	9.9	10.0%	0.78	0.26

DRAFT

6

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Selected Companies Analysis (cont'd)

DRAFT

(in millions, except per share amounts)

Company	Stock Price 10/14/2006	% Of 52-Week High	Equity Value	Enterprise Value	Revenue Multiple CY 2006E	Revenue Multiple CY 2007E	NOPAT Multiple LTM	P/E CY 2006E	P/E CY 2007E	Long-Term EPS Gr.	PEG CY 2006E	PEG CY 2007E
Vaccines												
Acambis	$4.06	77.0%	$436	$200	2.0x	###	37.2x	###	###	###	###	###
Berna Biotech AG	9.97	91.6%	376	203	1.6	1.3	###	49.2	###	3.0%	###	###
CSL Limited	27.90	92.0%	5,171	5,301	2.6	2.5	7.1	19.0	###	15.2%	1.21	###
Nabi Biopharmaceuticals	12.17	76.1%	742	700	4.2	2.9	###	###	###	###	###	###
Mean					2.6x	2.2x	22.2x	34.1x	###	9.4%	1.21x	###
Median					2.3	2.5	22.2	34.1	###	9.4%	1.21	###
High					4.2	2.9	37.2	49.2	–	15.2%	1.21	–
Low					1.6	1.3	7.1	19.0	–	3.0%	1.21	–

(in millions, except per share amounts)

Company	Stock Price 10/14/2006	% Of 52-Week High	Equity Value	Enterprise Value	Revenue Multiple CY 2006E	Revenue Multiple CY 2007E	NOPAT Multiple LTM	P/E CY 2006E	P/E CY 2007E	Long-Term EPS Gr.	PEG CY 2006E	PEG CY 2007E
Biotech												
Allergan	$107.41	91.6%	$11,259	$11,690	4.7x	4.3x	28.3x	23.3x	19.9x	17.6%	1.33x	1.13x
Biogen Idec	38.02	54.3%	13,003	11,244	4.3	3.9	22.9	19.1	17.7	14.2%	1.34	1.25
Celgene	61.70	87.9%	10,430	9,707	13.1	9.8	###	61.7	34.9	47.2%	1.09	0.74
Cephalon	44.26	85.9%	2,631	5,661	3.9	3.8	33.7	14.4	13.0	18.5%	0.77	0.70
Elan	8.10	26.6%	3,603	4,299	7.7	6.8	###	###	###	15.2%	###	###
Forest Laboratories	36.22	74.3%	12,540	10,709	3.2	3.0	10.3	13.9	12.0	13.5%	1.03	0.89
Genzyme	69.50	91.2%	18,517	18,068	5.7	5.1	34.4	25.6	22.5	19.1%	1.34	1.18
Gilead Sciences	67.42	96.9%	22,432	20,643	9.1	8.1	37.0	27.2	24.4	19.7%	1.38	1.23
MedImmune	32.93	94.1%	8,243	6,977	5.1	4.4	###	72.9	46.3	28.9%	2.21	1.79
Millennium Pharmaceuticals	8.26	61.1%	2,662	2,162	4.3	3.7	###	###	###	15.0%	###	###
Serono	16.47	84.0%	7,236	6,608	2.3	2.1	12.0	16.0	13.8	18.0%	0.89	0.77
Mean					5.8x	5.0x	25.6x	29.3x	22.7x	20.4%	1.33x	1.08x
Median					4.7	4.3	28.3	23.3	19.9	18.0%	1.33	1.13
High					13.1	9.8	37.0	72.9	46.3	47.2%	2.21	1.79
Low					2.3	2.1	10.3	13.9	12.0	13.5%	0.77	0.70

7

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Project Heron

Update for the Board of Directors

PRELIMINARY | SUBJECT TO FURTHER REVIEW AND EVALUATION

October 18, 2005

THESE MATERIALS MAY NOT BE USED OR RELIED UPON FOR ANY PURPOSE OTHER THAN AS SPECIFICALLY CONTEMPLATED BY A WRITTEN AGREEMENT WITH CREDIT SUISSE FIRST BOSTON AND MORGAN STANLEY.

Heron Stock Price Performance

Stock Price Performance - August 31, 2004 - October 14, 2005

Current Share Price	$43.35
52-Week High	$45.07
52-Week Low	$29.91
52-Week Avg.	$35.88
3 Months Avg.	$39.61

[CHART]

Since the Neptune offer, Heron stock has traded based on the underlying assumption of what Neptune is expected to pay and not based on fundamentals

Heron Stock Price Performance Compared to Relevant Indices

Stock Price Performance - August 31, 2004 - October 14, 2005

	Performance Since
Stock Price Performance	8/31/2004	12/31/2004	3/31/2005	6/30/2005
Heron	2.3%	30.1%	23.6%	24.2%
NASDAQ	12.3%	(5.1)%	3.3%	0.4%
AMEX Biotech Index	25.2%	14.0%	25.9%	9.9%
Large Cap Biotech	35.3%	23.9%	35.3%	14.3%
Large Cap Biotech (excl. DNA)	19.6%	10.5%	27.8%	19.9%
Large Pharma	(4.3)%	1.5%	4.7%	0.2%

[CHART]

Large Cap Biotech includes AMGN, BIIB, DNA, GENZ, GILD, MEDI

Large Pharma includes AZN, BMY, GSK, LLY, MRK, NVS, PFE, RHHBY

Heron’s Valuation Parameters

Assessment of Valuation (1)

$

[CHART]

(1)          As of August 2005, unaffected price the day immediately prior to announcement; Street forecast EPS estimates as of 10/14/05

(2)          Discounted at 12.0%

(3)          Reflects analyst price targets post announcement of Neptune offer as of 10/14/05

(4)          Assumes perpetual growth rate of 1.0% – 3.0% for BioPharma (LTM NOPAT multiple of 12.4x), 2.0% – 4.0% for Vaccines (LTM NOPAT multiple of 15.4x), 2.0% – 4.0% for Blood Testing (LTM NOPAT multiple of 13.3x) and (2.0)% – 0.0% for Corporate Royalties (LTM NOPAT multiple of 8.7x); derived from Heron Management Projections

Discounted Cash Flow Sensitivity Analysis

Deviation from Midpoint Valuation (1)

$

[CHART]

(1)          Base DCF value of $42.65 assumes a discount rate of 11.0% and a perpetual growth rate of 3.0%

Source: Heron Management Forecast as of August 2005

Heron Sum-of-the-Parts Analysis

Perpetual Growth Methodology (1)

Sum-of-the-Parts Valuation

$

[CHART]

(1)          Assumes a discount rate of 11.0%

(2)          As of August 31, 2005

(3)          Assumes perpetual growth rate of 2.0% for BioPharma, 3.0% for Vaccines, 3.0% for Blood Testing and (1.0)% for Corporate Royalties

Source: Heron Management Forecast as of August 2005

Selected Companies Analysis

(in millions, except per share amounts)

	Stock	% Of							NOPAT						Long-
	Price	52-Week	Equity	Enterprise	Revenue Multiple				Multiple		P/E				Term	PEG
Company	10/14/2005	High	Value	Value	CY 2006E		CY 2007E		LTM		CY 2006E		CY 2007E		EPS Grw.	CY 2006E		CY 2007E
Large Cap Biotech
Amgen	$75.75	87.1%	$94,906	$94,413	6.5	x	5.9	x	18.8	x	20.8	x	18.5	x	16.4%	1.27	x	1.12	x
Biogen Idec	38.02	54.3%	13,003	11,244	4.3		3.9		22.9		19.1		17.7		14.2%	1.34		1.25
Celgene	51.70	87.9%	10,430	9,707	13.1		9.8		NM		51.7		34.9		47.2%	1.09		0.74
Genentech	85.00	89.5%	93,248	92,821	10.7		8.4		NM		47.4		36.0		33.9%	1.40		1.06
Genzyme	69.50	91.2%	18,517	18,068	5.7		5.1		34.4		25.6		22.5		19.1%	1.34		1.18
Gilead Sciences	47.42	95.9%	22,432	20,643	9.1		8.1		37.0		27.2		24.4		19.7%	1.38		1.23
MedImmune	32.93	94.1%	8,243	6,977	5.1		4.4		NM		72.9		46.3		25.9%	2.81		1.79

			Mean		7.8	x	6.5	x	28.3	x	37.8	x	28.6	x	25.2%	1.52	x	1.20	x
			Median		6.5		5.9		28.7		27.2		24.4		19.7%	1.34		1.18
			High		13.1		9.8		37.0		72.9		46.3		47.2%	2.81		1.79
			Low		4.3		3.9		18.8		19.1		17.7		14.2%	1.09		0.74

(in millions, except per share amounts)

	Stock	% Of							NOPAT						Long-
	Price	52-Week	Equity	Enterprise	Revenue Multiple				Multiple		P/E				Term	PEG
Company	10/14/2005	High	Value	Value	CY 2006E		CY 2007E		LTM		CY 2006E		CY 2007E		EPS Grw.	CY 2006E		CY 2007E
BioPharma & Blood Testing
Abbott Laboratories	$42.64	85.3%	$66,631	$70,833	3.1	x	3.0	x	20.3	x	15.8	x	14.0	x	9.6%	1.65	x	1.46	x
Bayer AG	36.37	94.7%	26,560	35,249	1.0		1.0		25.3		12.9		16.2		7.0%	1.84		2.31
Johnson & Johnson	63.70	91.0%	191,744	181,167	3.3		3.1		18.7		16.9		15.3		11.2%	1.51		1.37
Roche Holdings	146.37	97.0%	126,413	125,064	4.1		3.7		24.7		24.3		19.3		14.3%	1.70		1.35
BioPharma & Vaccines
GlaxoSmithKline	$26.17	98.6%	$150,109	$152,821	3.8		3.6		17.2		17.1		15.4		6.4%	2.65		2.40
MedImmune	32.93	94.1%	8,243	6,977	5.1		4.4		NM		72.9		46.3		25.9%	2.81		1.79
Merck & Co.	27.16	76.8%	59,704	56,248	2.6		2.6		12.3		11.3		11.3		4.3%	2.66		2.65
Sanofi Aventis	84.43	92.6%	115,491	131,728	3.7		3.5		NM		14.0		12.5		11.5%	1.22		1.08
Wyeth	45.09	96.0%	60,762	62,949	3.1		2.9		16.7		14.4		13.5		7.1%	2.04		1.91

			Mean		3.4	x	3.1	x	19.5	x	21.8	x	17.9	x	11.0%	2.0	x	1.8	x
			Median		3.5		3.1		19.5		16.4		15.3		10.4%	1.8		1.6
			High		5.1		4.4		25.3		72.9		46.3		25.9%	2.8		2.7
			Low		1.0		1.0		12.3		11.3		11.3		4.3%	1.2		1.1

(in millions, except per share amounts)

	Stock	% Of							NOPAT						Long-
	Price	52-Week	Equity	Enterprise	Revenue Multiple				Multiple		P/E				Term	PEG
Company	10/14/2005	High	Value	Value	CY 2006E		CY 2007E		LTM		CY 2006E		CY 2007E		EPS Grw.	CY 2006E		CY 2007E
Blood Testing
Beckman Coulter	$49.97	68.1%	$3,178	$3,854	1.5	x	1.4	x	16.0	x	16.5	x	14.0	x	13.9%	1.19	x	1.01	x
Bio-Rad Laboratories	55.65	88.9%	1,487	1,581	1.3		NA		18.2		15.5		NM		10.0%	1.55		NM
Biosite	64.92	96.2%	1,229	1,109	3.5		3.2		22.8		20.7		19.9		16.2%	1.28		1.23
Cytyc	25.26	87.0%	2,912	3,066	5.1		4.3		28.3		21.1		17.1		18.9%	1.12		0.90
Dade Behring Holdings	34.63	89.5%	1,584	1,941	1.1		1.1		14.1		24.0		22.8		18.0%	1.33		1.27
Digene	29.53	91.9%	601	555	3.1		2.6		78.3		39.5		20.1		30.0%	1.32		0.67
Diagnostic Products	50.37	87.3%	1,503	1,430	2.6		2.4		22.9		16.8		15.2		17.8%	0.94		0.85
Gen-Probe	42.50	80.0%	2,211	2,009	5.9		5.1		42.0		28.9		23.9		21.6%	1.34		1.11
Immucor	23.78	66.1%	1,109	1,087	4.5		NA		39.8		20.4		NM		23.3%	0.87		NM
Tripath Imaging	7.00	73.5%	272	251	2.2		1.4		NM		29.4		9.9		37.5%	0.78		0.26
Ventana Medical System	36.87	82.0%	1,440	1,374	5.7		NM		61.3		35.2		25.3		25.6%	1.37		0.99

			Mean		3.3	x	2.7	x	34.4	x	24.4	x	18.7	x	21.2%	1.19	x	0.92	x
			Median		3.1		2.5		25.6		21.1		19.9		18.9%	1.28		0.99
			High		5.9		5.1		78.3		39.5		25.3		37.5%	1.55		1.27
			Low		1.1		1.1		14.1		15.5		9.9		10.0%	0.78		0.26

Note: Calendarized P/E Multiples and Long-Term EPS Growth Rates are based on I/B/E/S estimates; Projections from Wall Street Equity Research.

(in millions, except per share amounts)

	Stock	% Of							NOPAT					Long-
	Price	52-Week	Equity	Enterprise	Revenue Multiple				Multiple		P/E			Term	PEG
Company	10/14/2005	High	Value	Value	CY 2006E		CY 2007E		LTM		CY 2006E		CY 2007E	EPS Grw.	CY 2006E		CY 2007E
Vaccines
Acambis	$4.06	77.0%	$435	$288	2.0	x	NM		37.2	x	NM		NM	NM	NM		NM
Berna Biotech AG	9.97	91.6%	375	293	1.6		1.3		NM		49.2		NM	3.0%	NM		NM
CSL Limited	27.90	92.0%	5,171	5,381	2.6		2.5		7.1		19.0		NM	15.8%	1.21		NM
Nabi Biopharmaceuticals	12.17	76.1%	742	708	4.2		2.9		NM		NM		NM	NM	NM		NM

			Mean		2.6	x	2.2	x	22.2	x	34.1	x	NM	9.4%	1.21	x	NM
			Median		2.3		2.5		22.2		34.1		NM	9.4%	1.21		NM
			High		4.2		2.9		37.2		49.2		—	15.8%	1.21		—
			Low		1.6		1.3		7.1		19.0		—	3.0%	1.21		—

(in millions, except per share amounts)

	Stock	% Of							NOPAT						Long-
	Price	52-Week	Equity	Enterprise	Revenue Multiple				Multiple		P/E				Term	PEG
Company	10/14/2005	High	Value	Value	CY 2006E		CY 2007E		LTM		CY 2006E		CY 2007E		EPS Grw.	CY 2006E		CY 2007E
Biotech
Allergan	$87.41	91.6%	$11,889	$11,590	4.7	x	4.3	x	28.3	x	23.3	x	19.9	x	17.5%	1.33	x	1.13	x
Biogen Idec	38.02	54.3%	13,003	11,244	4.3		3.9		22.9		19.1		17.7		14.2%	1.34		1.25
Celgene	51.70	87.9%	10,430	9,707	13.1		9.8		NM		51.7		34.9		47.2%	1.09		0.74
Cephalon	44.86	85.9%	2,631	5,551	3.9		3.8		33.7		14.4		13.0		18.5%	0.77		0.70
Elan	8.10	26.6%	3,533	4,099	7.7		6.8		NM		NM		NM		15.8%	NM		NM
Forest Laboratories	36.22	74.8%	12,540	10,709	3.2		3.0		10.3		13.9		12.0		13.5%	1.03		0.89
Genzyme	69.50	91.2%	18,517	18,068	5.7		5.1		34.4		25.6		22.5		19.1%	1.34		1.18
Gilead Sciences	47.42	95.9%	22,432	20,643	9.1		8.1		37.0		27.2		24.4		19.7%	1.38		1.23
MedImmune	32.93	94.1%	8,243	6,977	5.1		4.4		NM		72.9		46.3		25.9%	2.81		1.79
Millennium Pharmaceuticals	8.26	61.1%	2,562	2,162	4.3		3.7		NM		NM		NM		15.0%	NM		NM
Serono	16.47	84.0%	7,286	6,588	2.3		2.1		12.0		16.0		13.8		18.0%	0.89		0.77

			Mean		5.8	x	5.0	x	25.5	x	29.3	x	22.7	x	20.4%	1.33	x	1.08	x
			Median		4.7		4.3		28.3		23.3		19.9		18.0%	1.33		1.13
			High		13.1		9.8		37.0		72.9		46.3		47.2%	2.81		1.79
			Low		2.3		2.1		10.3		13.9		12.0		13.5%	0.77		0.70

Note: Calendarized P/E Multiples and Long-Term EPS Growth Rates are based on I/B/E/S estimates; Projections from Wall Street Equity Research.

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